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                                                                     EXHIBIT 4.5

                             SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), effective as of November 5, 2004, among Mountain Vista Medical Center, LP (the "Guaranteeing Subsidiary"), a subsidiary of IASIS Healthcare LLC (or its permitted successor), (the "Company"), the Company, IASIS Capital Corporation (or its permitted successor), ("IASIS Capital," and together with the Company, the "Issuers"), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 22, 2004 providing for the issuance of 8 3/4% Senior Subordinated Notes due 2014 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in this Indenture including but not limited to Article 11 thereof.

      3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

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CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION WOULD BE REQUIRED THEREBY.

      5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

                            [Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                             MOUNTAIN VISTA MEDICAL CENTER, LP

                             By:  /s/ W. Carl Whitmer
                                 -----------------------------------------
                             Name:  W. Carl Whitmer
                             Title: Chief Financial Officer

                             IASIS HEALTHCARE LLC

                             By:  /s/ W. Carl Whitmer
                                 -----------------------------------------
                             Name:  W. Carl Whitmer
                             Title: Chief Financial Officer

                             IASIS CAPITAL CORPORATION

                             By:  /s/ W. Carl Whitmer
                                 -----------------------------------------
                             Name:  W. Carl Whitmer
                             Title: Chief Financial Officer

                             ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.
                             BAPTIST JOINT VENTURE HOLDINGS, INC.
                             BEAUMONT HOSPITAL HOLDINGS, INC.
                             BILTMORE SURGERY CENTER, INC.
                             BILTMORE SURGERY CENTER HOLDINGS, INC.
                             BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC.
                             IASIS PHYSICIAN SERVICES, INC.
                             CLINICARE OF TEXAS, INC.
                             CLINICARE OF UTAH, INC.
                             DAVIS HOSPITAL HOLDINGS, INC.
                             DAVIS SURGICAL CENTER HOLDINGS, INC.
                             FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC. IASIS FINANCE, INC.
                             IASIS HEALTHCARE HOLDINGS, INC.
                             IASIS HOME INFUSION AND MEDICAL EQUIPMENT, INC. IASIS MANAGEMENT COMPANY
                             IASIS TRANSCO, INC.
                             JORDAN VALLEY HOSPITAL HOLDINGS, INC.
                             MCS/AZ, INC.

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                             METRO AMBULATORY SURGERY CENTER, INC.
                             NORTH VISTA HOSPITAL, INC.
                             PALMS OF PASADENA HOMECARE, INC.
                             PIONEER VALLEY HEALTH PLAN, INC.
                             PIONEER VALLEY HOSPITAL, INC.
                             ROCKY MOUNTAIN MEDICAL CENTER, INC.
                             SALT LAKE REGIONAL MEDICAL CENTER, INC.
                             IASIS HOSPITAL NURSE STAFFING COMPANY
                             SOUTHRIDGE PLAZA HOLDINGS, INC.
                             SSJ ST. PETERSBURG HOLDINGS, INC.
                             TAMPA BAY STAFFING SOLUTIONS, INC.

                             By: /s/ Frank A. Coyle
                                 ---------------------------------------
                                 Name:  Frank A. Coyle
                                 Title: Secretary

                             SEABOARD DEVELOPMENT LLC

                             By: /s/ Frank A. Coyle
                                 ---------------------------------------
                                 Name:  Frank A. Coyle
                                 Title: Secretary

                             IASIS FINANCE TEXAS HOLDINGS, LLC

                             By: /s/ Frank A. Coyle
                                 ---------------------------------------
                                 Name:  Frank A. Coyle
                                 Title: Secretary

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                             ST. LUKE'S BEHAVIORAL HOSPITAL, LP
                             MEMORIAL HOSPITAL OF TAMPA, LP
                             MESA GENERAL HOSPITAL, LP
                             PALMS OF PASADENA HOSPITAL, LP
                             SOUTHWEST GENERAL HOSPITAL, LP
                             ST. LUKE'S MEDICAL CENTER, LP
                             TEMPE ST. LUKE'S HOSPITAL, LP
                             TOWN & COUNTRY HOSPITAL, LP

                             By: IASIS HEALTHCARE HOLDINGS, INC.,
                                       as General Partner

                             By: /s/ Frank A. Coyle
                                 ---------------------------------------
                                 Name:  Frank A. Coyle
                                 Title: Secretary

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                             THE BANK OF NEW YORK TRUST
                             COMPANY, N.A., as Trustee

                             By:  /s/ Barbara K. Royal
                                 -----------------------------------------
                                 Authorized Signature
                                      Barbara K. Royal
                                      Asst. Vice President